UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2004

                                 USIP.COM, INC.

             (Exact name of registrant as specified in its charter)


                  UTAH                                 16-1583162
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                                7325 OSWEGO ROAD
                               LIVERPOOL, NY 13090
                     (Address of principal executive office)


                                 (315) 451-7515
              (Registrant's Telephone number, including area code)


                                 NOTE APPLICABLE
          (Former name or former address, if changed since last report)



 ITEM 4.01  CHANGES ON CERTIFYING ACCOUNTANT

On December 22, 2004, the management of USIP.Com, Inc. (the "Registrant" or the "Company") determined that in order to meet its compliance obligations under the Federal Securities Laws it was necessary to dismiss Anderson, Forse & Co., Ltd. as its principal independent accountant, due to the fact that Anderson Forse & Co., Ltd. was not a member of the PCAOB. Accordingly, on that date Anderson, Forse & Co., Ltd. was dismissed. The report of Anderson, Forse & Co., Ltd. on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Anderson, Forse & Co., Ltd. on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anderson, Forse & Co., Ltd. would have caused it to make reference to the subject matter of such disagreement in connection with its report.

On December 22, 2004, the Board of Directors engaged Robison, Hill & Co. as the company's principle independent accountant, and Robison, Hill & Co. accepted such engagement on that date. Robison, Hill & Co. has been appointed to perform auditing services beginning with the year ended December 31, 2003. The action to dismiss Anderson, Forse & Co., Ltd. and to engage Robison, Hill & Co. was taken upon majority approval of the Board of Directors of the Registrant.

The Registrant has provided to Anderson, Forse & Co., Ltd. its former independent accountant a copy of this Form 8-K prior to the filing thereof.


ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS

Letter from former certifying accountant.




                                    SIGNATURE


Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersign hereunto duly authorized.

                                 USIP.COM., INC.
                                  (Registrant)


Date: August 10, 2005                       /s/ Craig Burton
                                            -----------------------------------
                                            Craig Burton, President